Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 1 Q2 2022 Rivian Shareholder Letter

Key Highlights

~98K R1 net preorders in the U.S. and Canada as of June 30, 2022	**100K** EDV initial order from Amazon
~8K Vehicles produced since the start of production, as of June 30, 2022	**>430K** Packages delivered via EDV
>$15B Of cash, cash equivalents, and restricted cash as of June 30, 2022	**25K** 2022 production target reaffirmed

Q2 2022 Shareholder Letter
© 2022 Rivian. All rights reserved.
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Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 3 The second quarter of 2022 represented important progress as we delivered against key operational and commercial milestones. We continued to ramp production on our R1 and RCV platform lines, producing 4,401 total vehicles during the quarter compared to 2,553 in the first quarter of 2022. We also rolled out EDV 700s with Amazon in more than a dozen cities in the United States, started production validation builds for the EDV 500, launched our fast charging Rivian Adventure Network, and initiated our new consumer vehicle reservation system. We remain focused on fully ramping our 150,000 installed annual units of capacity in Normal, Illinois to meet the strong demand for our products. Our net consumer preorder backlog as of June 30, 2022 was approximately 98,000 and momentum continues to increase. We continue to invest in key technologies and capabilities that we believe position Rivian to maintain strong demand and attractive long-term growth, while also delivering structural cost advantages. The upcoming introduction of our new Lithium Iron Phosphate (“LFP”) battery, updated electronics, and single motor drive unit, known as "Enduro," play an important role in improving affordability and contributing to attractive long-term gross margins. In addition to production ramp and key technologies, we remain focused on scaling and enhancing our go-to-market capabilities and service offerings, while also optimizing costs and operating expenses across the business as we drive towards profitability. We want to thank our employees, customers, suppliers, partners, communities, and shareholders for their continued support of our vision. We also want to welcome our newest board member, Harald Kroeger. Mr. Kroeger brings a wealth of experience having served as a member of the Board of Management at Bosch as well as over two decades at Mercedes-Benz, where he held leadership roles across purchasing, quality, electrical engineering, and EV strategies and technologies. Q2 2022 Rivian Shareholder Letter

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 4 In the second quarter of 2022, we produced 4,401 vehicles. Our equipment, people, systems, and supply chain continue to show progress as we work towards our 2022 production guidance of 25,000 units. Supply chain continues to be the limiting factor of our production; however, through close partnership with our suppliers we are making progress. We expect to be able to add a second shift for vehicle assembly towards the end of the third quarter. Production Progress

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 5

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 6 Demand Remains Strong As of June 30, 2022, our net R1 preorder backlog was approximately 98,000 from consumers in the U.S. and Canada. Our net preorders include all configured preorders prior to May 25, 2022 and all reservations made on and following May 25, 2022, net of delivered vehicles and cancelled orders. All of these preorder holders have been attracted by organic growth and brand awareness, without any paid marketing or media. Our average daily preorder rate accelerated in the second quarter of 2022 compared to the first quarter of 2022. The profile of our preorder base continues to reflect the broad appeal of the R1 platform as well as the product whitespace our vehicles occupy. Nearly 60% of R1T preorder holders have never owned a pickup truck and approximately 90% of our total preorder holders do not own an EV. As we did with the R1T in the fall of 2021, during the second quarter of 2022 we hosted various media outlets to experience our R1S in both on- and off-road settings. It was incredibly rewarding to see the excitement and enthusiasm for our SUV as described in the reviews and articles coming out of this R1S media event.

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 7 The most lustworthy SUV debut of the last decade. - Men’s Journal More than just an electric family hauler. It’s an adventure vehicle that also deals in immense power and plentiful space. - Motor Authority There is simply nothing else like it... Both of Rivian’s consumer vehicles, the R1S and R1T are alone in their class in terms of what they can do. - Electrek The best electric SUV yet - Inverse An EV SUV fit for an expedition or a drag race - Digitaltrends The Rivian R1S may be the best SUV you can buy at any price - CleanTechnica The Rivian R1S is the electric SUV that sophisticated families have been waiting for. Full stop. - Newsweek The Rivian R1S is a look at the future of the family vehicle. - Car Connection The best way to describe the R1S’s overall performance to someone that hasn’t experienced one yet would be to combine the finest characteristics of a Range Rover, a Mercedes G-Class, and a Lamborghini Urus. And the resulting super SUV might still be inferior to the Rivian R1S. - InsideEVs Even more of a paradigm shifter than its older brother. - Gear Patrol It's like 3 dream cars wrapped up in one ultra-cool electric SUV - Business Insider “ ”

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 8 In July 2022, Amazon announced the rollout of its custom EDVs to locations around the country, including Baltimore, Chicago, Dallas, Kansas City, Nashville, Phoenix, San Diego, Seattle, and St. Louis. Our partnership is an important part of Amazon’s commitment to reach net-zero carbon by 2040. A close development partnership with Amazon and its delivery drivers enabled us to optimize the EDV features and design for last mile delivery. This process included delivering more than 430,000 packages through multiple pilot deployments that began in early 2021 – these pilots enabled a rapid refinement of a range of features. This includes a rear roll-up door ideal for warehouse bulk loading and the elimination of cargo area side doors that consume precious cargo storage. The vehicle features also include an integrated automatic bulkhead door designed with safety and security in mind, a tall roof to allow drivers to walk through the vehicle, driver-centric ergonomics creating space for package handling, and a curb-side sliding door designed for ease of package handling and safe vehicle access away from traffic. The design of the rear of the van is distinctive and features low-energy LED lighting to make it more visible to other drivers while making deliveries. To ensure optimal temperature, Rivian engineers spent time in the vans during delivery routes, which helped the development of an HVAC system optimized for driver comfort and efficiency. Amazon Rollout

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 9 In addition to the set of unique features for the van, we have also developed a comprehensive fleet management system, which we call FleetOS. FleetOS is our proprietary, end-to-end centralized fleet management subscription platform that includes vehicle distribution, service, telematics, software services, charging, connectivity management, and lifecycle management.

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 10 FleetOS is designed to simplify the commercial experience around centralized fleet management and ownership. We expect FleetOS to drive improved total cost of ownership and utilization across the full vehicle lifecycle. Our FleetOS customers can avoid dependency on fragmented third parties who add costs and are often ill- equipped to manage the transition to connected vehicles and data-enabled decision making. Importantly, we expect the system to result in a positive feedback loop that will accelerate the industry’s adoption of electric vehicles. FleetOS is vertically integrated across the entire value chain, providing many benefits to our commercial customers across: (i) purchase to delivery, (ii) connected fleet, and (iii) vehicle service and charging. Our Purchase Portal manages the customer’s orders, purchase agreement signatures, title and registration documents, vehicle delivery scheduling, and tracking. Through FleetOS we have developed our own telematics, remote vehicle controls, driver safety solutions, vehicle health analytics, and an asset tracking platform. This data is processed through the Rivian Cloud allowing customers to build downloadable reports, alerts, and geofencing to customize the front-end experience. Our service portal allows customers to seamlessly schedule service across their entire fleet, while leveraging the data and connectivity to drive prognostics. The predictive nature of the platform allows more opportunity for mobile service and automatic scheduling during scheduled vehicle downtime, all of which is designed to lower the total cost of ownership and enhance uptime of fleet vehicles. Every commercial vehicle sold to Amazon is complemented by a FleetOS recurring revenue stream. We expect the key learnings from our commercial vehicles and FleetOS platform will enable us to advance our software and predictive vehicle management solutions across all our vehicles. FleetOS, Centralized Fleet Management

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 11 Launched Rivian Adventure Network During June 2022, we launched our first Rivian Adventure Network charging sites which complement our “Level 2” Waypoints network already deployed at state and national parks. Our initial goal is to open 3,500 fast chargers at 600 sites across popular routes, targeted destination areas, and major highways across the United States and Canada. Many of these sites will include pull-through charging spots to accommodate vehicles towing trailers. These Rivian Adventure Network chargers are designed, engineered, and manufactured by Rivian. This vertical integration enables us to enhance the user experience and achieve cost efficiencies. In addition, our control over the hardware and software offers us the ability to improve these chargers and how they interact with vehicles over time. These include features such as automatic authentication and real- time performance data to help our team focus on uptime and reliability.

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 12 Financial Highlights During the second quarter of 2022 we produced 4,401 vehicles and delivered 4,467 vehicles. We generated $364 million of revenue primarily driven by the vehicles delivered in the quarter. We generated negative gross profit of $(704) million in the second quarter of 2022. As we produce vehicles at low volumes on production lines designed for higher volumes, we have and will continue to experience negative gross profit related to labor and overhead costs. This dynamic will continue in the near term, but as we have already started to experience, we expect it will improve on a per vehicle basis as production volumes ramp up faster than future labor and overhead cost increases. Additionally, we recorded a lower of cost or net realizable value (“LCNRV”) adjustment to reflect the amount we anticipate receiving upon vehicle sale (after considering future costs necessary to ready the inventory for sale) and losses on firm purchase commitments. These expenses negatively impacted gross profit in the second quarter of 2022 by $301 million; additionally, we expect these items to continue to negatively impact operating results in near-term periods. Throughout the quarter, our cost of materials was impacted by inflationary pressures, which we believe will continue to be an impact for the near future. Production and Deliveries Gross Profit

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 13 Our net loss for the second quarter of 2022 was $(1,712) million as compared to $(580) million for the same period last year. The increased losses, as compared to the second quarter of 2021, were due primarily to the higher operating losses discussed above. Total operating expenses in the second quarter of 2022 grew to $1,004 million, as compared to $580 million in the same period last year. In the second quarter of 2022, we recognized a non-cash, stock-based compensation expense of $229 million and depreciation and amortization expense of $34 million in operating expenses. Overall, our investment in people, technology, and vehicle programs drove the majority of the year- over-year increase in operating expenses in the second quarter of 2022. Research and development (“R&D”) expense in the second quarter of 2022 was $543 million, as compared to $394 million in the same period last year. This number includes a stock-based compensation expense of $115 million in the second quarter of 2022, which we had not recognized in the same period last year, given our IPO was in the fourth quarter of 2021. The remaining increase in R&D expense stemmed from efforts related to our R1 and RCV programs as well as investments related to other advanced product development activities, including early development of our R2 platform, future propulsion platforms, and our updated vehicle network architecture. Selling, general, and administrative (“SG&A”) expense in the second quarter of 2022 was $461 million, as compared to $186 million in the same period last year. The primary drivers of this increase were scaling our commercial operations and corporate functions to support future business growth. We recognized stock-based compensation expense of $114 million in the second quarter of 2022. We experienced a loss from operations in the second quarter of 2022 totaling $(1,708) million, as compared to $(580) million in the same period last year. Operating Expenses and Operating Loss Net Loss Adjusted EBITDA¹ for the second quarter of 2022 was $(1,305) million as compared to $(559) million for the same period last year. Adjusted EBITDA¹ Net cash used in operating activities for the second quarter of 2022 was $(1,204) million as compared to $(489) million for the same period last year, as we continue to ramp production at our Normal Factory, scale our corporate and commercial operations, and increase our R&D efforts. Capital expenditures for the second quarter of 2022 were $(359) million, as compared to $(431) million for the same period last year. Our capital expenditures were primarily driven by continued investment in the growth of our business, including in the manufacturing capabilities at our Normal Factory and our facilities footprint including service centers. We ended the second quarter of 2022 with $15,463 million in cash, cash equivalents, and restricted cash. This excludes the capacity under our asset-based revolving-credit facility. We define free cash flow as net cash used in operating activities less capital expenditures. As stated above, this larger year-over-year net cash used in operating activities resulted in negative free cash flow¹ of $(1,563) million for the second quarter of 2022 as compared to $(920) million for the same period last year. Net Cash Used in Operating Activities Capital Expenditures Liquidity and Free Cash Flow¹ ¹A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided at the end of this letter

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 14 Our core focus remains on ramping production. The demonstrated production rates within our production facility continue to give us confidence in the systems, equipment, and team members’ ability to ramp the production lines in our Normal Factory. However, we believe that supply chain constraints will continue to be the limiting factor of our production. Given the economic outlook, we continue to closely monitor market factors and are taking actions to optimize our product roadmap and associated spend. Based on our latest understanding of the supply chain environment, we are reaffirming our 2022 production guidance of 25,000 total units produced. We are revising our annual Adjusted EBITDA guidance to $(5,450) million, which reflects the latest estimates of impacts from the ramp of our Normal Factory, raw material inflation, the LCNRV adjustment, expedited freight expenses, and supply chain challenges. We are lowering our 2022 capital expenditures guidance to $2,000 million. This change in planned capital expenditures is reflective of our streamlined product roadmap and the shift of certain capital expenditures to 2023. In aggregate, we expect our ending cash position for 2022 to be in line with our initial expectation. As we have discussed previously, we remain confident in our financial outlook and our ability to launch R2 in Georgia in 2025 with our current cash on hand. Business Outlook

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 15 This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, our future financial results, the planned use of our cash and cash equivalents, the underlying trends in our business, supply chain constraints and our plans to minimize the impact of such constraints, our market opportunity, and our potential for growth, including our planned expansion of our Normal, Illinois plant, plans for our second manufacturing facility in Georgia, production ramp-up and anticipated production levels, new and expanded product and service offerings (including R2), new and expanded commercial partnerships, and revenue opportunities. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward- looking statements, including, but not limited to, our history of losses as a growth-stage company; our limited operating history; our ability to develop and manufacture vehicles on a large scale is unproven; we expect a significant portion of our initial revenue to be from one customer; our inability to attract and retain a large number of customers; risks relating to our position as a new entrant into the automotive industry; risks relating to the highly competitive automotive market; we may be unable to adequately control capital expenditures and costs; we have experienced and could continue to experience cost increases or disruptions in supply of components used in our vehicles; our dependence upon third parties; we may experience significant delays in the manufacture and delivery of our vehicles; we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; our dependence on suppliers; volatility in pricing of components and raw materials; our long-term results depend on our ability to successfully introduce and market new products and services; our ability to continue to launch compelling features in existing and new vehicles; our inability to manage our future growth effectively; our pricing decisions may affect our community, preorders, and demand negatively; we may not succeed in establishing, maintaining, and strengthening our brand; risks relating to our distribution model; we rely on complex machinery, and production involves a significant degree of risk and uncertainty; our vehicles rely on highly technical software and hardware that could contain errors or defects; we may not successfully develop the complex software and technology systems needed to produce our vehicles; we may not realize the benefits of our charging networks; inadequate access to charging stations; risks related to our use of lithium-ion battery cells; we may not be able to accurately estimate the supply and demand for our vehicles; we have minimal experience servicing and repairing our vehicles; preorders for our vehicles are cancellable and fully refundable; the automotive industry and its technology are rapidly evolving; our competitors may take steps to compete more effectively against us, including with respect to pricing and features; risks associated with autonomous driving technology; the performance of our vehicles; our future growth is dependent on the demand for electric vehicles; the reduction or elimination of government and economic incentives for electric vehicles; we may not obtain government grants and other incentives for which we may apply; vehicle retail sales depend heavily on affordable interest rates and availability of credit; risks associated with exchange rate and interest rate fluctuations; insufficient warranty reserves to cover warranty claims; future field actions, including product recalls, could harm our business; risks related to product liability claims; we will initially depend on revenue from a limited number of models; risks associated with potential international operations; risks associated with the ongoing military conflict between Russia and the Ukraine; risks related to the COVID-19 pandemic; our financial results Webcast Forward-Looking Statements We will host an audio webcast to discuss our results and provide a business update at 2:00pm PT / 5:00pm ET on Thursday, August 11, 2022. The link to the webcast will be made available on our Investor Relations website at rivian.com/investors. After the call, a replay will be available at rivian.com/investors for four weeks.

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 16 may vary significantly from period to period; we will need to sell additional equity or debt securities and may incur additional indebtedness; breaches in data security and failure of information security systems could harm our business; risk of intellectual property infringement claims; our ability to prevent unauthorized use of our intellectual property; risks related to governmental regulation; material weaknesses in our internal control over financial reporting; our workforce may not be trained, retained or scale productivity as intended, including because of personnel complaints as we grow; and the other factors described in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 and any subsequent filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward-looking statements represent management’s estimates as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Non-GAAP Financial Measures In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non- GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided below. Reconciliations of forward-looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock-based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Our non-GAAP financial measures include adjusted net loss, adjusted net loss per share, adjusted EBITDA, and free cash flow. Adjusted net loss is defined as net loss before stock-based compensation, other (expense) income, net, (gain) loss on convertible notes, net, and the donation to Forever by Rivian, Inc. Adjusted net loss per share is defined as adjusted net loss divided by the weighted-average common shares outstanding. Adjusted EBITDA is defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, other (expense) income, net, (gain) loss on convertible notes, net, and the donation to Forever by Rivian, Inc. Free cash flow is defined as net cash used in operating activities less capital expenditures.

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 17 Stock-Based Compensation Expense (in millions) Three Months Ended June 30, Six Months Ended June 30, 2021 2022 2021 2022 Cost of revenues $ — $ 13 $ — $ 23 Research and development — 115 — 253 Selling, general, and administrative — 114 — 283 Total stock-based compensation expense $ — $ 242 $ — $ 559 Depreciation and Amortization (in millions) Three Months Ended June 30, Six Months Ended June 30, 2021 2022 2021 2022 Cost of revenues $ — $ 127 $ — $ 207 Research and development 12 15 21 35 Selling, general, and administrative 9 19 14 37 Total depreciation and amortization expense $ 21 $ 161 $ 35 $ 279

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 18 Condensed Consolidated Balance Sheets (in millions, except per share amounts) (unaudited) Assets December 31, 2021 June 30, 2022 Current assets: Cash and cash equivalents $ 18,133 $ 14,923 Accounts receivable, net 26 62 Inventory 274 655 Other current assets 126 92 Total current assets 18,559 15,732 Property, plant, and equipment, net 3,183 3,526 Operating lease assets, net 228 286 Other non-current assets 324 627 Total assets $ 22,294 $ 20,171 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 483 $ 732 Accrued liabilities 667 777 Customer deposits 74 92 Current portion of lease liabilities and other current liabilities 89 152 Total current liabilities 1,313 1,753 Non-current portion of long-term debt 1,226 1,228 Non-current lease liabilities 218 275 Other non-current liabilities 23 47 Total liabilities 2,780 3,303 Commitments and contingencies Stockholders' equity: Preferred stock, $0.001 par value; 10 shares authorized and 0 shares issued and outstanding as of December 31, 2021 and June 30, 2022 — — Common stock, $0.001 par value; 3,508 and 3,508 shares authorized and 900 and 916 shares issued and outstanding as of December 31, 2021 and June 30, 2022, respectively 1 1 Additional paid-in capital 25,887 26,547 Accumulated deficit (6,374) (9,679) Accumulated other comprehensive loss — (1) Total stockholders' equity 19,514 16,868 Total liabilities and stockholders' equity $ 22,294 $ 20,171

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 19 Condensed Consolidated Statements of Operations (in millions, except per share amounts) (unaudited) Three Months Ended June 30, Six Months Ended June 30, 2021 2022 2021 2022 Revenues $ — $ 364 $ — $ 459 Cost of revenues — 1,068 — 1,665 Gross profit — (704) — (1,206) Operating expenses Research and development 394 543 683 1,090 Selling, general, and administrative 186 461 307 991 Total operating expenses 580 1,004 990 2,081 Loss from operations (580) (1,708) (990) (3,287) Interest income — 22 1 25 Interest expense (1) (24) (6) (46) Other income, net 1 1 1 6 Loss before income taxes (580) (1,709) (994) (3,302) Provision for income taxes — (3) — (3) Net loss $ (580) $ (1,712) $ (994) $ (3,305) Net loss attributable to common stockholders, basic and diluted $ (580) $ (1,712) $ (994) $ (3,305) Net loss per share attributable to Class A and Class B common stockholders, basic and diluted $ (5.74) $ (1.89) $ (9.84) $ (3.66) Weighted-average common shares outstanding, basic and diluted 101 908 101 904

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 20 Consolidated Statements of Cash Flows (in millions) (unaudited) Six Months Ended June 30, 2021 2022 Cash flows from operating activities: Net loss $ (994) $ (3,305) Depreciation and amortization 35 279 Stock-based compensation expense — 559 Inventory write-downs and losses on firm purchase commitments — 301 Other non-cash activities 8 63 Changes in operating assets and liabilities: Accounts receivable — (37) Inventory (10) (620) Other current assets (5) 18 Other non-current assets (5) (19) Accounts payable and accrued liabilities 111 421 Customer deposits 10 18 Other current liabilities — 52 Other non-current liabilities (1) 32 Net cash used in operating activities (851) (2,238) Cash flows from investing activities: Capital expenditures (871) (777) Net cash used in investing activities (871) (777) Cash flows from financing activities: Proceeds from issuance of capital stock including employee stock purchase plan 2,653 58 Principal payments and other financing activities (85) (2) Net cash provided by financing activities 2,568 56 Effect of exchange rate changes on cash and cash equivalents — (1) Net change in cash 846 (2,960) Cash, cash equivalents, and restricted cash—Beginning of period 3,011 18,423 Cash, cash equivalents, and restricted cash—End of period $ 3,857 $ 15,463 Supplemental disclosure of non-cash investing and financing activities: Capital expenditures included in liabilities $ 425 $ 358 Right-of-use assets obtained in exchange for operating lease liabilities $ 86 $ 84

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved. 21 Reconciliation of Non-GAAP Financial Measures (in millions, except per share amounts) Adjusted Net Loss and Adjusted Net Loss Per Share Three Months Ended June 30, Six Months Ended June 30, 2021 2022 2021 2022 Net loss attributable to common stockholders, basic and diluted $ (580) $ (1,712) $ (994) $ (3,305) Stock-based compensation expense — 242 — 559 Other income, net (1) (1) (1) (6) Net loss attributable to common stockholders, basic and diluted (non-GAAP) $ (581) $ (1,471) $ (995) $ (2,752) Net loss per share attributable to common stockholders, basic and diluted $ (5.74) $ (1.89) $ (9.84) $ (3.66) Stock-based compensation expense — 0.27 — 0.62 Other income, net (0.01) — (0.01) (0.01) Adjusted net loss per share attributable to common stockholders, basic and diluted (non-GAAP) $ (5.75) $ (1.62) $ (9.85) $ (3.04) * Weighted-average common shares outstanding, basic and diluted (GAAP) 101 908 101 904 *Does not sum due to rounding Adjusted EBITDA Three Months Ended June 30, Six Months Ended June 30, 2021 2022 2021 2022 Net loss $ (580) $ (1,712) $ (994) $ (3,305) Interest expense, net 1 2 5 21 Provision for income taxes — 3 — 3 Depreciation and amortization 21 161 35 279 Stock-based compensation expense — 242 — 559 Other income, net (1) (1) (1) (6) Adjusted EBITDA (non-GAAP) $ (559) $ (1,305) $ (955) $ (2,449) Free Cash Flow Three Months Ended June 30, Six Months Ended June 30, 2021 2022 2021 2022 Net cash used in operating activities $ (489) $ (1,204) $ (851) $ (2,238) Capital expenditures (431) (359) (871) (777) Free cash flow (non-GAAP) $ (920) $ (1,563) $ (1,722) $ (3,015)

Q2 2022 Shareholder Letter © 2022 Rivian. All rights reserved.